UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2009 (August 17, 2009)

ORE PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23317	06-1411336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

610 Professional Drive, Suite 101, Gaithersburg, Maryland	20879
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (240) 361-4400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

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Item 2.02     Results of Operations and Financial Condition.

          On August 17, 2009, Ore Pharmaceuticals Inc. (the “Company”) issued a press release (the “Press Release”) announcing the Company’s operating results for the quarter and six months ended June 30, 2009.

          A copy of the Press Release is furnished as Exhibit 99.1.

Item 8.01     Other Events.

          On August 17, 2009, the Company also announced in the Press Release the filing of a registration statement on Form S-4 pursuant to which, among other matters, the Company will seek stockholder approval at its annual meeting of stockholders for a reorganization in which the Company will become a wholly owned subsidiary of Ore Pharmaceutical Holdings Inc., a newly formed Delaware corporation, (“Holdings”) and each share of the Company’s common stock will be exchanged for one share of common stock of Holdings.

Item 9.01     Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
99.1	Ore Pharmaceuticals Inc. press release, dated August 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORE PHARMACEUTICALS INC.

Date: August 17, 2009	By:	/s/ Benjamin L. Palleiko
Benjamin L. Palleiko
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Ore Pharmaceuticals Inc. press release, dated August 17, 2009.